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                                                                 Exhibit 99.1


                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

DATE:             August 20, 2003
COMPANY:          Central Federal Corporation and Central Federal Bank
                  601 Main Street, Wellsville, Ohio 43968
CONTACT:          David C. Vernon
PHONE:            330-532-1517
FAX:              330-532-3875


Wellsville, Ohio - Central Federal Corporation (Nasdaq: GCFC) and Central Federal Bank, today announced that William R. Downing and Jerry F. Whitmer have been elected to the Board of Directors of both the Corporation and the Bank.

William R. Downing has been a lifetime resident of Akron, Ohio. Mr. Downing is President of R.H. Downing, Inc. an automotive supply, sales and marketing agency and Chairman and Chief Executive Officer of JohnDow Industries, Inc., a manufacturer and distributor of lubrication and fluid handling equipment. Mr. Downing founded JohnDow Industries, Inc. in 1988. He received a Bachelor of Science degree in Business Administration from Wittenberg University in 1963.

Jerry F. Whitmer was born in Fulton County, Ohio and has been a resident of Akron, Ohio for the past 40 years. Mr. Whitmer serves as the Managing Partner of Brouse McDowell, LPA, a law firm headquartered in Akron, Ohio. Mr. Whitmer joined the firm in 1971. He is a member of the Akron, Ohio, and American Bar Associations. Mr. Whitmer received a Bachelor of Arts degree from Kent State University in 1957 and a Juris Doctor degree from Case Western Reserve University in 1960. Brouse McDowell serves as counsel to the Company.

ABOUT GRAND CENTRAL CORPORATION

Central Federal Corporation is the holding company of Central Federal Bank and was organized as a Delaware corporation in September 1998 in connection with Central Federal Bank's conversion from a mutual to stock organization. Central Federal Bank is a community-oriented financial institution organized in 1892.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or by any person that the future events, plans or expectations contemplated by our company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.